UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 11, 2005
                                 Date of Report
                        (Date of earliest event reported)


                                Synthetech, Inc.

             (Exact name of registrant as specified in its charter)


                  Oregon                    0-12992                84-0845771
  (State or other jurisdiction         (Commission File       (I.R.S. Employer
       of incorporation)                    Number)          Identification No.)


                      1290 Industrial Way, Albany, OR 97322
              (Address of principal executive offices and zip code)

                                 (541) 967-6575
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE

In Synthetech's SEC Report on Form 10-Q for the quarter ended June 30, 2005, Synthetech stated:

     "In spite of our recent results, Synthetech's pipeline of clinical projects remains robust, with about a dozen active projects in mid- to late-stage clinical trials for which we are supplying key intermediates and many other projects at earlier stages of the drug development cycle. We expect to be named as an approved supplier of intermediates in three New Drug Applications to be filed by our customers during fiscal 2006 following completion of Phase 3 clinical trials currently in progress. Synthetech has supported each of these projects for years as they have progressed through the drug development cycle. Although we face a challenging environment in the near-term, we believe that Synthetech's pipeline of projects has the potential to generate longer-term revenue significantly above amounts in recent fiscal years."

The three drugs under development mentioned above relate to the treatment of diabetes and cancer and to veterinary applications, respectively. Synthetech has received another order relating to the diabetes drug project for delivery in November 2005. The cancer drug is targeted at multiple indications, with two indications in Phase 3 clinical trials and others in Phase 2 trials. The cancer drug likely would be subject to fast-track approval by the U.S. Food and Drug Administration, which would take at least six months following the New Drug Application filing.

Management believes that, if the drugs receive regulatory approval and market acceptance, the diabetes drug could result eventually in annual revenue to Synthetech in the range of $3 to 10 million, and that all three drugs could result eventually in annual revenue to Synthetech of approximately $15 million. However, none of these drugs may be approved, and even though Synthetech expects to be named as an approved supplier in the New Drug Applications, there is no assurance with respect to the timing, volume, frequency or repetition of orders.

                           FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding future results of operations or financial position, made in this Current Report are forward looking. Words such as "anticipates," "believes," "expects," "future" and "intends" and similar expressions may identify forward-looking statements. In particular, forward-looking statements in this report include statements regarding: our future operating results, including future revenue from existing drug development projects; obtaining regulatory approval for new drugs and other matters relating to drug development progress, including filings and filing dates related to the approval process; and market acceptance of new drugs. Forward-looking statements reflect management's current expectations, plans or projections and are inherently uncertain. Actual results could differ materially from management's expectations, plans or projections. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The risks and uncertainties that may cause actual results to vary materially from any forward-looking statements include, but are not limited to, the following: the uncertain market for new drugs or our products; potential loss of a significant customer; potential termination or suspension by customers of significant projects; our limited financial and other resources; production factors; industry cost factors; competition; and government regulation. Investors are urged to read our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, for a further description of risks and uncertainties related to forward-looking statements made by us as well as to other aspects of our business. Synthetech does not intend to release any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: August 12, 2005                                   Synthetech, Inc.


                                                        By: /s/ GARY A. WEBER
                                                        ---------------------
                                                        Gary A. Weber
                                                        Chief Financial Officer